Exhibit (c)(11)

Exhibit (c)(11)

CONFIDENTIAL DRAFT

Project Wellington

Board Discussion Materials

24 May 2006

CONFIDENTIAL DRAFT

Project Wellington

Wellington’s stock price has declined 16% since closing at $49.52 on April 20

– The S&P 500 has declined 4% since April 20

Annotated Stock Price Performance

Since January 1, 2006

Stock Price Performance

$US

Volume (000s)

4/6/06: Wellington completes Raindance acquisition and raises 2006 guidance

5/11/06: Wellington declines 3.4% vs S&P 500 decline of 1.3%

2/1/06: Wellington reports record fourth quarter and fully year 2005 results

2/6/06: Wellington announces agreement to purchase Raindance Communications

3/29/06: Project Wellington diligence meeting in Omaha, NE

4/20/06: Wellington announces 1Q record revenue and earnings of $0.57 vs. consensus estimate of $0.54

4/5/06: Project Wellington diligence meeting in Omaha, NE

50

48

46

44

42

40

38

36

800

700

600

500

400

300

200

100

0

1-Jan-06

19-Jan-06

6-Feb-06

23-Feb-06

13-Mar-06

29-Mar-06

17-Apr-06

3-May-06

23-May-06

CONFIDENTIAL DRAFT

Project Wellington

Stock Price Performance

- Since Morgan Stanley last presented to the board, Wellington has declined 14.2% compared to a decline of 2.5% for the S&P 500 and a gain of 2.5% for comparable companies

Stock Price Performance

	Wellington		
	Price	Volume	% Change
Stock Performance			
5/23/06	$41.57	299,040	0.0%
5/22/06	$41.55	130,808	(2.2%)
5/19/06	$42.49	124,712	(2.3%)
5/18/06	$43.50	236,552	0.6%
5/17/06	$43.25	175,418	(0.6%)
5/16/06	$43.50	123,728	(0.5%)
5/15/06	$43.71	86,817	(0.6%)
5/12/06	$43.99	261,267	(1.4%)
5/11/06	$44.62	128,640	(3.3%)
5/10/06	$46.16	120,012	0.2%

Stock Returns Relative to Comparables / Market

	Wellington	Comparable Basket [3]		S&P 500	
	% Change	% Change	Difference	% Change	Difference
Last 10-Day Performance	(9.9%)	(3.5%)	*(6.4%)*	(5.0%)	*(4.9%)*
Last 30-Day Performance	(14.0%)	3.0%	*(16.9%)*	(2.3%)	*(11.6%)*
Performance Since 4/13/06 [1]	(14.2%)	2.5%	*(16.6%)*	(2.5%)	*(11.6%)*
Performance Post 4/6/06 [2]	(5.7%)	1.2%	*(6.9%)*	(4.2%)	*(1.5%)*
90-Day Performance	0.7%	8.2%	*(7.5%)*	(2.4%)	*3.1%*

Notes
1. Morgan Stanley last presented to the board on April 13, 2006
2. Wellington provided updated 2006 guidance on April 6, 2006
3. Comparable companies include Convergys, ICT, NCO, PeopleSupport, Sitel, SR. Teleperformance, Sykes, TeleTech, Premiere Global Services, WebEx, Asset Acceptance Capital, Asta Funding, Encore Capital, Portfolio Recovery Associates, DST Systems, Accenture, Affiliated Computer Services and Fiserv

Morgan Stanley

2

CONFIDENTIAL DRAFT

Project Wellington

Share Price Premiums in Context

Implied Premium %

Actual Share Price

Assumed Purchase Price per Share

$42.00

$43.00

$44.00

$45.00

$46.00

$47.00

$48.00

$49.00

$50.00

Current (5/23/2006)

$41.57

1.0%

3.4%

5.8%

8.3%

10.7%

13.1%

15.5%

17.9%

20.3%

Last 10 Trading Days Avg.

$43.43

(3.3%)

(1.0%)

1.3%

3.6%

5.9%

8.2%

10.5%

12.8%

15.1%

Avg. Since 4/13/06 (1)

$45.76

(8.2%)

(6.0%)

(3.8%)

(1.7%)

0.5%

2.7%

4.9%

7.1%

9.3%

Last 30 Trading Days Avg.

$45.93

(8.6%)

(6.4%)

(4.2%)

(2.0%)

0.1%

2.3%

4.5%

6.7%

8.9%

Average Since 4/6/06 (2)

$45.94

(8.6%)

(6.4%)

(4.2%)

(2.1%)

0.1%

2.3%

4.5%

6.7%

8.8%

Last 60 Trading Days Avg.

$44.91

(6.5%)

(4.3%)

(2.0%)

0.2%

2.4%

4.6%

6.9%

9.1%

11.3%

Last 90 Trading Days Avg.

$43.78

(4.1%)

(1.8%)

0.5%

2.8%

5.1%

7.4%

9.6%

11.9%

14.2%

Last 180 Trading Days Avg.

$41.59

1.0%

3.4%

5.8%

8.2%

10.6%

13.0%

15.4%

17.8%

20.2%

LTM Average

$40.66

3.3%

5.7%

8.2%

10.7%

13.1%

15.6%

18.0%

20.5%

23.0%

LTM High (3)

$49.52

(15.2%)

(13.2%)

(11.1%)

(9.1%)

(7.1%)

(5.1%)

(3.1%)

(1.1%)

1.0%

LTM Low (3)

$35.14

19.5%

22.4%

25.2%

28.1%

30.9%

33.8%

36.6%

39.4%

42.3%

Notes

1. Morgan Stanley last presented to the board on April 13, 2006

2. Wellington provided updated guidance on April 6, 2006

3. LTM high and LTM low based on closing prices

CONFIDENTIAL DRAFT

Project Wellington

Consideration Paid Analysis

Equity Value Per Share for the Public Shareholders

Consideration Paid (1)(2)

$MM, except where noted

Sponsor Offer Price

Price

$44.50

$44.75

$45.00

$45.25

$45.50

$45.75

$46.00

$46.25

$46.50

$46.75

$47.00

Premium (3)

(3.1%)

(2.6%)

(2.0%)

(1.5%)

(0.9%)

(0.4%)

0.1%

0.7%

1.2%

1.8%

2.3%

Price

%

$40.00

(12.9%)

49.75

50.29

50.82

51.36

51.89

52.43

52.96

53.50

54.03

54.57

55.10

$40.50

(11.8%)

49.17

49.71

50.25

50.78

51.32

51.85

52.39

52.92

53.46

53.99

54.53

$41.00

(10.7%)

48.59

49.13

49.67

50.20

50.74

51.28

51.81

52.35

52.88

53.42

53.95

$41.50

(9.7%)

48.01

48.55

49.09

49.63

50.16

50.70

51.24

51.77

52.31

52.85

53.38

$42.00

(8.6%)

47.43

47.97

48.51

49.05

49.58

50.12

50.66

51.20

51.73

52.27

52.81

$42.50

(7.5%)

46.85

47.39

47.93

48.47

49.00

49.54

50.08

50.62

51.16

51.69

52.23

$43.00

(6.4%)

46.26

46.80

47.34

47.88

48.42

48.96

49.50

50.04

50.58

51.12

51.65

$43.50

(5.3%)

45.68

46.22

46.76

47.30

47.84

48.38

48.92

49.46

50.00

50.54

51.07

$44.00

(4.2%)

45.09

45.63

46.17

46.72

47.26

47.80

48.34

48.88

49.42

49.96

50.50

$44.50

(3.1%)

44.50

45.04

45.59

46.13

46.67

47.21

47.76

48.30

48.84

49.38

49.92

$45.00

(2.0%)

43.91

44.46

45.00

45.54

46.09

46.63

47.17

47.71

48.25

48.79

49.33

$45.50

(0.9%)

43.32

43.87

44.41

44.96

45.50

46.04

46.59

47.13

47.67

48.21

48.75

$46.00

0.1%

42.73

43.27

43.82

44.37

44.91

45.46

46.00

46.54

47.09

47.63

48.17

$46.50

1.2%

42.13

42.68

43.23

43.77

44.32

44.87

45.41

45.96

46.50

47.04

47.59

$47.00

2.3%

41.54

42.08

42.63

43.18

43.73

44.28

44.82

45.37

45.91

46.46

47.00

Founder

Shareholders

Notes

1. Fully diluted equity value (treasury method). Options (per management guidance) allocated to minority shareholders

2. Assumes Gary L. West and Mary E. West own 39.7MM basic shares, per company filings

3. Premium to 30-Day share price average of $45.93, as of 5/23/06

CONFIDENTIAL DRAFT

Project Wellington

Summary Preliminary Valuation

Valuation as of April 13, 2006 Board Meeting

Valuation

Equity Value/Share ($USD) (1)

LTM Trading Range

Analyst Price Targets (2)

Comparable Companies

18x – 19x 2006E P/E, Mgmt. Forecast ($2.27)

8.0x – 8.75x 2006E Mgmt. Adj. EBITDA (3)

Precedent Multiples Paid

9.0x – 11.0x 2005A EBITDA (4)

Precedent Premiums Paid

Approximately 17% – 24% Premium to 30-Day Avg.

LBO Analysis

Management Case

Revised Case

Discounted Cash Flow Analysis (5)

Management Case

Revised Case

5/23/06 Price

3/10/06 Price

4/12/06 Price

$41.57

$42.71(6)

$48.44(7)

31.17

39.65

48.44

37.50

47.77

54.46

40.86

43.13

40.19

44.72

40.19

50.92

51.75

54.85

42.00

47.00

44.00

49.00

41.48

51.24

45.25

55.77

Valuation as of April 13, 2006 Board meeting

25

30

35

40

45

50

55

60

65

70

Volume Weighted Average Price

Median

Notes

1. Based on fully diluted shares outstanding (treasury method)

2. Discounted by one year at cost of equity of 12%

3. Includes Other Income and reduced by Minority Interest (assumed cash flow)

4. Wellington 2005 EBITDA as per 2005 10-K plus Intrado and Raindance 2005 EBITDA, as per their respective 2005 10-Ks

5. Assumes WACC range of 10.0% - 12.0%, EBITDA exit multiple range of 7.5x – 8.5x

6. March 10, 2006 Wellington price of $42.71 used for March 14, 2006 board presentation

7. April 12, 2006 Wellington price of $48.44 used for April 13, 2006 board presentation

CONFIDENTIAL DRAFT

Project Wellington

Valuation Matrix

Adjusted for Intrado and Raindance Acquisitions

West Corporation Valuation Matrix
Adjusted for Acquisitions
$MM, except for per share amounts

Price Per Share	Prem. / (Disc.) to Current	Total Equity Value[1]	Founders' Equity Value[2]	Public Equity Value	Aggregate Value[3]	Aggregate Value / Revenue 2005 Adj.[4]	Aggregate Value / Revenue 2006E	Aggregate Value / EBITDA 2005 Adj.[5]	Aggregate Value / EBITDA 2006[6]	Price / EPS 2006E	Price / EPS 2007E	PEG[7] 2006E
Statistic	*$41.57*	*$3,044*	*$1,664*	*$1,380*	*$3,804*	*$1,745*	*$1,899*	*$411*	*$462*	*$2.27*	*$2.62*	*16.0%*
$40.00	(3.8%)	$2,925	$1,601	$1,323	$3,685	2.1x	1.9x	9.0x	8.0x	17.6x	15.3x	1.1x
$41.00	(1.4%)	$2,998	$1,641	$1,356	$3,758	2.2x	2.0x	9.1x	8.1x	18.0x	15.7x	1.1x
$41.57	0.0%	$3,044	$1,664	$1,380	$3,804	2.2x	2.0x	9.2x	8.2x	18.3x	15.9x	1.1x
$42.00	1.0%	$3,077	$1,681	$1,396	$3,837	2.2x	2.0x	9.3x	8.3x	18.5x	16.0x	1.2x
$43.00	3.4%	$3,154	$1,721	$1,432	$3,914	2.2x	2.1x	9.5x	8.5x	18.9x	16.4x	1.2x
$44.00	5.8%	$3,230	$1,761	$1,469	$3,990	2.3x	2.1x	9.7x	8.6x	19.4x	16.8x	1.2x
$44.50	7.0%	$3,269	$1,781	$1,487	$4,029	2.3x	2.1x	9.8x	8.7x	19.6x	17.0x	1.2x
$45.00	8.3%	$3,307	$1,801	$1,506	$4,067	2.3x	2.1x	9.9x	8.8x	19.8x	17.2x	1.2x
$46.00	10.7%	$3,384	$1,841	$1,542	$4,144	2.4x	2.2x	10.1x	9.0x	20.2x	17.6x	1.3x
$47.00	13.1%	$3,460	$1,882	$1,579	$4,220	2.4x	2.2x	10.3x	9.1x	20.7x	17.9x	1.3x
$48.00	15.5%	$3,537	$1,922	$1,615	$4,297	2.5x	2.3x	10.4x	9.3x	21.1x	18.3x	1.3x
$49.00	17.9%	$3,614	$1,962	$1,652	$4,374	2.5x	2.3x	10.6x	9.5x	21.6x	18.7x	1.3x
$50.00	20.3%	$3,690	$2,002	$1,689	$4,450	2.6x	2.3x	10.8x	9.6x	22.0x	19.1x	1.4x

Notes
1. Fully diluted equity value (treasury method) of 73.7MM shares at $41.57 / share. Shares outstanding and options per management guidance
2. Assumes Gary L. West and Mary E. West own 40.0MM basic shares, as per management
3. Assumes estimated net debt at 5/23/06 of $760MM
4. Wellington 2005 revenue as per 2005 10-K plus Intrado and Raindance 2005 revenue, as per their respective 2005 10-Ks
5. Wellington 2005 EBITDA as per 2005 10-K plus Intrado and Raindance 2005 EBITDA, as per their respective 2005 10-Ks
6. Includes Other Income and reduced by Minority Interest (assumed cash flow)
7. 2006E growth rate as per I/B/E/S estimate

Morgan Stanley

6